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Allied Capital Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
June 30, 1997

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                                                               For the Three Months Ended      For the Six Months Ended
                                                                        June 30,                       June 30,
                                                                --------------------------     --------------------------
                                                                    1997          1996             1997           1996
                                                                --------------------------     --------------------------
Primary Earnings Per Common Share:

     Net Increase in Net Assets Resulting
        from Operations                                         $2,722,000     ($366,000)      $4,678,000     $4,076,000

     Less: Dividends for Preferred Stock                           (55,000)      (55,000)        (110,000)      (110,000)
                                                                --------------------------     --------------------------
     Net Increase in Net Assets Resulting
        from Operations Available to
        Common Shareholders                                     $2,667,000     ($421,000)      $4,568,000     $3,966,000
                                                                ==========================     ==========================

     Weighted average number of common
        shares outstanding                                       7,351,078     6,918,100        7,333,643      6,692,479

     Weighted average number of common
        shares issuable on exercise
        of outstanding stock options                                64,096             -           71,028         37,663
                                                                --------------------------     --------------------------
     Weighted average number of common
        shares and common share equivalents outstanding          7,415,174     6,918,100        7,404,671      6,730,142
                                                                ==========================     ==========================

     Earnings per Common Share                                       $0.36        ($0.06)           $0.62          $0.59
                                                                ==========================     ==========================



Fully Diluted Earnings Per Common Share:

     Net Increase in Net Assets Resulting
        from Operations                                         $2,722,000     ($366,000)      $4,678,000     $4,076,000

     Less: Dividends for Preferred Stock                           (55,000)      (55,000)        (110,000)      (110,000)
                                                                --------------------------     --------------------------

     Net Increase in Net Assets Resulting
        from Operations Available to
        Common Shareholders                                     $2,667,000     ($421,000)      $4,568,000     $3,966,000
                                                                ==========================     ==========================

     Weighted average number of common
        shares and common share
        equivalents outstanding as computed for
        primary earnings per share                               7,415,174     6,918,100        7,404,671      6,730,142

     Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                                 9,642             -            6,737          6,428
                                                                --------------------------     --------------------------

     Weighted average number of common
        shares and common share equivalents
        outstanding, as adjusted                                 7,424,816     6,918,100        7,411,408      6,736,570
                                                                ==========================     ==========================

     Earnings per Common Share                                       $0.36        ($0.06)           $0.62          $0.59
                                                                ==========================     ==========================
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